SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 3

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 22, 2002

ESG RE LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	000-23481	Not Applicable
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)	Identification No.)

16 Church Street	Not Applicable
Hamilton HM11, Bermuda	(Zip Code)
(Address of Principal Executive Offices)

(441) 295-2185

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

                This Form 8-K/A amends the Form 8-K filed by ESG Re Limited (the “Company”) on December 2, 2002, as amended and supplemented by an 8-K/A filed on December 16, 2002 and an 8-K/A filed on January 27, 2003 and this amendment should be read together with the original Form 8-K and prior amendments.

ITEM 4.   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

Attached as Exhibit 99.03 is a letter of Deloitte & Touche, dated February 10, 2003, which was furnished to the Company in accordance with Item 304(a) of Regulation S-K and in response to the 8-K/A No 2 filed by the Company on January 27, 2003.

ITEM 7.  EXHIBITS.

                Exhibit 99.03 Letter from Deloitte & Touche, dated February 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 11, 2003

ESG RE LIMITED

By:	/s/ Margaret L. Webster
Margaret L. Webster
Chief Operating Officer, General Counsel & Secretary